Exhibit 99.1

Press Release issued July 10, 2014

Barracuda Reports Record First Quarter Fiscal 2015 Results

•	Q1 gross billings up 17% year-over-year and 7% sequentially to a record $88 million

•	Total revenue growth of 18% year-over-year and 10% sequentially to $66 million in Q1

•	Adjusted EBITDA growth of 61% year-over-year to over $19 million, or 29% of revenue

•	Trailing 12-month adjusted free cash flow of $42 million, or 28% growth year-over-year

•	Total active subscribers exceed 214,000

CAMPBELL, Calif., July 10, 2014 – Barracuda Networks, Inc. (NYSE: CUDA), a leading provider of cloud-connected security and storage solutions, today announced results for its first quarter of fiscal 2015, which ended May 31, 2014.

Billings & Revenue: For the first quarter of fiscal 2015, gross billings grew 17% to $87.6 million, up from $74.9 million in the first quarter of fiscal 2014, and up 7% on a sequential basis. Total revenue increased 18% to $66.2 million, up from $56.3 million in the first quarter of fiscal 2014. Appliance revenue in the first quarter of fiscal 2015 grew to $20.8 million and recurring subscription revenue grew to $45.4 million, representing 69% of total revenue.

Net Income: GAAP net income in the first quarter of fiscal 2015 was $0.2 million, or $0.00 earnings per share, based on a diluted share count of 53.6 million. Non-GAAP net income for the first quarter of 2015 was $3.6 million, or $0.07 earnings per share. Non-GAAP net income excludes $3.1 million in stock-based compensation expense, $0.9 million in income tax benefit of non-GAAP exclusions, $1.0 million in amortization of intangibles, and $0.4 million in acquisition and other non-recurring charges. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We are pleased with our results across all of our markets and product categories in the first quarter, and we believe we strengthened our position as a go-to provider of security and storage solutions that simplify the lives of IT professionals,” said BJ Jenkins, president and CEO. “Our recent product announcements demonstrate the strong engine of innovation at Barracuda. We’ve continued to invest in new functionality and strategic technology alliances to attract new customers and expand with existing ones. We added over 8,900 new active subscribers, bringing our total active subscribers to over 214,000, while continuing to focus on our cross-selling initiatives. Barracuda offers a broad product portfolio in a variety of delivery models designed to meet the needs of our highly diverse customers who look for IT solutions that are easy to buy, install, manage and use. We believe all of these elements combine to underpin the strength and resilience of our business model.”

“We had strong financial performance in the first quarter, posting solid billings growth and strong cash flow metrics, as we continued to balance growth with profitability,” said David Faugno, CFO. “Adjusted EBITDA in the quarter was $19.4 million, or 29% of total revenue. On a trailing 12-month basis, adjusted free cash flow was $42.0 million, growing 28% year-over-year. Non-GAAP operating income was $5.3 million.”

Recent Company Highlights

•	Continued Product Innovation – Announced a number of new product launches and updates including Barracuda NG Firewall version 5.4.3 to support Microsoft centric environments; advanced application security availability on some of the Barracuda Load Balancer ADC models at no additional cost; Barracuda Firewall version 6.5 next-generation firewall with enterprise-grade application control for the mid-market; Barracuda Mobile Device Manager, a free cloud-based MDM service for Barracuda customers in the K-12 education space; Barracuda Web Filter version 8.0 with wireless access point integration and 1-to-1 Chromebook support; and SSL VPN version 2.5 private cloud access extended to mobile devices.

•	Industry Recognition[1] – Received a number of industry accolades and achievements including Gartner Magic Quadrant for Enterprise Backup Software and Integrated Appliances; Gartner Magic Quadrant for Enterprise Network Firewalls; Gartner Magic Quadrant for Web Application Firewalls; Gartner Magic Quadrant for Secure Email Gateway; Gartner Magic Quadrant for Secure Web Gateway; Champion in Info-Tech Vendor Landscape: Email Security Gateway; Volume leader in Content Security appliances for Q1 CY2014 by IDC; Number one in integrated PBBA by IDC for Q1 CY2014; Barracuda Backup highly acclaimed by Storage Review; and Best Web Application Firewall from Network World Asia Information Management Awards 2014.

•	Growing Technology Partner Ecosystem – Began integrating Lastline into our security product portfolio to bring APT and zero-day attack protection to the mid-market in a simplified way; signed technology alliance with Ruckus Wireless to bring the powerful functionality of the Barracuda Web Filter to wireless users; expanded international capabilities within Barracuda Central for content categorization, reputation data, and malicious and compromised website analysis through the integration of NetSTAR; and earned VMware Ready status for Barracuda Backup as part of the VMware Technology Alliance Partner (TAP) certification program.

Conference Call Information

Barracuda will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial 1-877-201-0168 for the U.S. and Canada or +1-647-788-4901 for international callers, and enter conference ID 58575538#. The webcast will be available live on the investor relations section of the Company’s website at https://investors.barracuda.com, and via replay beginning approximately two hours after the completion of the call for a period of one year. An audio replay of the call will be available to investors beginning at approximately 5:00 p.m. PT today through July 15, 2014 by dialing 1-855-859-2056 in the U.S. and Canada, or +1-404-537-3406 for international callers, and entering conference ID 58575538#. Additional information can be found in an accompanying supplemental investor slide presentation located at https://investors.barracuda.com.

Forward-Looking Statements

This announcement contains forward-looking statements related to future product performance and potential results from new initiatives that involve risks and uncertainties, including statements regarding the Company’s expectations regarding financial performance, the potential impact of our new and updated products and expectations regarding the expanded partner ecosystem. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for the Company’s products and services; a highly competitive business environment for network security and storage solutions; the Company’s effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; risks related to pending or future litigation, and a dependency on third parties for certain components of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

Barracuda provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income and non-GAAP operating income. In preparing our non-GAAP information, we have excluded, where applicable, the impact of non-recurring charges, stock-based compensation, amortization of intangibles and depreciation. We believe that excluding these items provides both management and investors with additional insight into our current operations and the trends affecting the Company. In particular, management finds it useful to exclude these items in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude non-recurring charges, stock-based compensation, amortization of intangibles and depreciation for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Barracuda uses both GAAP and non-GAAP measures to evaluate and manage its operations.

About Barracuda Networks Inc. (NYSE: CUDA)

Barracuda provides cloud-connected security and storage solutions that simplify IT. These powerful, easy-to-use and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, cloud and hybrid deployments. Barracuda’s customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data security. For additional information, please visit http://www.barracuda.com.

Barracuda Networks, Barracuda and the Barracuda Networks logo are registered trademarks or trademarks of Barracuda Networks, Inc. in the US and other countries.

Contacts:

Investor Relations: Adam Carson; +1-408-342-5480; ir@barracuda.com

Corporate Communications: Mary Catherine Petermann; +1 404-307-6290; mc@barracuda.com

Disclaimer:

[1] Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Gartner Magic Quadrant for Enterprise Backup Software and Integrated Appliances by Dave Russell and Rushan Rinnen, June 2014

Gartner Magic Quadrant for Enterprise Network Firewalls by Greg Young, Adam Hils, Jeremy D’Hoinne, April 2014

Gartner Magic Quadrant for Web Application Firewalls by Jeremy D’Hoinne, Adam Hils, Greg Young, Joseph Feiman, June 2014

Gartner Magic Quadrant for Secure Email Gateway by Peter Firstbrook, Brian Lowans, July 2014

Gartner Magic Quadrant for Secure Web Gateway by Lawrence Orans, Peter Firstbrook June 2014

Barracuda Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	May 31, 2014	February 28, 2014
Assets
Current assets:
Cash and cash equivalents	$141,558	$135,879
Accounts receivable, net of allowance for doubtful accounts	32,965	27,836
Inventories	4,918	5,648
Deferred costs	27,003	25,707
Deferred income taxes	31,940	30,156
Other current assets	5,075	4,900

Total current assets	243,459	230,126

Property and equipment, net	21,317	20,558
Deferred costs, non-current	25,546	24,572
Deferred income taxes, non-current	29,985	28,515
Other non-current assets	2,461	1,851
Intangible assets, net	7,440	8,420
Goodwill	35,969	36,014

Total assets	$366,177	$350,056

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$9,502	$13,743
Accrued payroll and related benefits	7,797	8,494
Other accrued liabilities	8,646	9,374
Deferred revenue	177,472	167,562
Deferred income taxes	260	260
Note payable	240	237

Total current liabilities	203,917	199,670

Long-term liabilities:
Deferred revenue, non-current	151,016	145,595
Deferred income taxes, non-current	83	84
Note payable, non-current	4,572	4,635
Other long-term liabilities	5,748	5,727

Stockholders’ equity (deficit):
Common stock	52	52
Additional paid-in capital	284,865	278,551
Accumulated other comprehensive loss	(786)	(817)
Accumulated deficit	(283,290)	(283,441)

Total stockholders’ equity (deficit)	841	(5,655)

Total liabilities and stockholders’ equity (deficit)	$366,177	$350,056

Barracuda Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share information)

(Unaudited)

	Three months ended May 31,
	2014	2013
Revenue:
Appliance	$20,836	$17,503
Subscription	45,373	38,774

Total revenue	66,209	56,277

Cost of revenue	14,406	13,074

Gross profit	51,803	43,203

Operating expenses:
Research and development	12,952	10,842
Sales and marketing	29,479	28,836
General and administrative	8,564	6,678

Total operating expenses	50,995	46,356

Income (loss) from operations	808	(3,153)

Other expense, net	(57)	(457)

Income (loss) before income taxes and non-controlling interest	751	(3,610)
Benefit (provision) for income taxes	(600)	1,047

Consolidated net income (loss)	151	(2,563)

Net loss attributable to non-controlling interest	—	159

Net income (loss) attributable to Barracuda Networks, Inc.	$151	$(2,404)

Net income (loss) per share attributable to Barracuda Networks, Inc.:
Basic	$0.00	$(0.09)

Diluted	$0.00	$(0.09)

Weighted-average shares used to compute net income (loss) per share attributable to Barracuda Networks, Inc.:
Basic	51,156	28,100

Diluted	53,605	28,100

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands)

(Unaudited)

	Three months ended May 31,
	2014	2013
GAAP cost of revenue	$14,406	$13,074
Amortization of intangible assets (1)	673	990
Depreciation expense (2)	672	478
Stock-based compensation expense (3)	52	45

Non-GAAP cost of revenue	$13,009	$11,561

GAAP sales and marketing expense	$29,479	$28,836
Amortization of intangible assets (1)	303	448
Depreciation expense (2)	39	57
Stock-based compensation expense (3)	582	334

Non-GAAP sales and marketing expense	$28,555	$27,997

GAAP research and development expense	$12,952	$10,842
Depreciation expense (2)	151	127
Stock-based compensation expense (3)	748	630
Acquisition and other non-recurring charges (4)	372	125

Non-GAAP research and development expense	$11,681	$9,960

GAAP general and administrative expense	$8,564	$6,678
Amortization of intangible assets (1)	—	7
Depreciation expense (2)	249	138
Stock-based compensation expense (3)	1,700	1,488
Acquisition and other non-recurring charges (4)	17	65

Non-GAAP general and administrative expense	$6,598	$4,980

GAAP total expense	$65,401	$59,430
Amortization of intangible assets (1)	976	1,445
Depreciation expense (2)	1,111	800
Stock-based compensation expense (3)	3,082	2,497
Acquisition and other non-recurring charges (4)	389	190

Non-GAAP total expense	$59,843	$54,498

Depreciation expense (2)	1,111	800

Non-GAAP total expense including depreciation	$60,954	$55,298

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

	Three months ended May 31,
	2014	2013
GAAP operating income (loss)	$808	$(3,153)
Amortization of intangible assets (1)	976	1,445
Stock-based compensation expense (3)	3,082	2,497
Acquisition and other non-recurring charges (4)	389	190

Non-GAAP operating income	$5,255	$979

GAAP net income (loss) attributable to Barracuda Networks, Inc.	$151	$(2,404)
Amortization of intangible assets (1)	976	1,445
Stock-based compensation expense (3)	3,082	2,497
Acquisition and other non-recurring charges (4)	389	190
Income tax effect of non-GAAP exclusions (5)	(943)	(1,224)
Other income adjustments (6)	(53)	363
Non-controlling interest (7)	—	(159)

Non-GAAP net income	$3,602	$708

Non-GAAP diluted earnings per share (8)	$0.07	$0.02

Weighted-average shares used to compute diluted earnings per share	53,605	46,342

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
(2)	Depreciation Expense. We provide non-GAAP information which excludes depreciation expense related to the amortization of property and equipment, as well as certain losses from disposal of such assets. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(3)	Stock-Based Compensation Expense. We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
(4)	Acquisition and Other Non-Recurring Charges. We exclude certain expense items resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these charges allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The charges include: (i) costs associated with an internal investigation of export control compliance and (ii) legal, accounting and advisory fees, to the extent associated with acquisitions, as well as contingent consideration payments under the terms of certain acquisition agreements.
(5)	Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business. Excluded items include, but are not limited to: (i) amortization expense of intangible assets, (ii) stock-based compensation expense, and (iii) acquisition and other non-recurring charges.
(6)	Other Income Adjustments. We provide non-GAAP information that excludes the effect of certain other income and losses. These adjustments most significantly consist of foreign currency re-measurement gains and losses. For all non-functional currency account balances, the re-measurement of such balances to the functional currency will result in either a foreign exchange gain or a loss which is recorded in other expense, net. We believe that eliminating these items from our non-GAAP measures is useful to investors, because foreign currency re-measurement adjustments can be inconsistent in amount and can vary from period to period.
(7)	Non-Controlling Interest. We provide non-GAAP information that includes the results related to entities in which we hold a minority interest. We believe that adjusting for these amounts allows us to better compare results from period to period in order to assess the ongoing operating results of our business, including entities for which we own a minority interest.

(8)	Non-GAAP Diluted Earnings Per Share. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount is calculated based on our non-GAAP net income divided by the weighted-average diluted shares outstanding for the period.

Barracuda Networks, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended May 31,
	2014	2013
GAAP net income (loss) attributable to Barracuda Networks, Inc.	$151	$(2,404)
Deferred revenue, end of period	328,488	274,444
Less: Deferred revenue, beginning of period	(313,157)	(261,243)
Less: Deferred costs, end of period	(52,549)	(42,556)
Deferred costs, beginning of period	50,279	39,470
Other expense, net	57	457
Provision (benefit) for income taxes	600	(1,047)
Acquisition and other non-recurring charges	389	190
Stock-based compensation expense	3,082	2,497
Amortization of intangible assets	976	1,445
Depreciation expense	1,111	800

Adjusted EBITDA (1)	$19,427	$12,053

Barracuda Networks, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(Unaudited)

(1)	Adjusted EBITDA. We define adjusted EBITDA as net income (loss) plus increases in deferred revenue and increases in the associated deferred costs, plus non-cash and non-operating charges which include: (i) other expense, net, (ii) provision (benefit) for income taxes, (iii) acquisition and other non-recurring charges, (iv) stock-based compensation expense, (v) amortization of intangible assets, and (vi) depreciation expense, including certain losses on disposal of fixed assets. We believe adjusted EBITDA provides an indication of profitability from our operations, and provides a consistent measure of our performance from period to period.

Barracuda Networks, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Adjusted Free Cash Flow

(in thousands)

(Unaudited)

	Three months ended May 31,
	2014	2013
GAAP cash flows from operating activities	$5,407	$194
Purchase of property and equipment	(1,589)	(1,663)
Acquisition and other non-recurring charges (1)	385	3,076

Adjusted free cash flow (2)	$4,203	$1,607

Barracuda Networks, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Adjusted Free Cash Flow

(in thousands)

(Unaudited)

(1)	Acquisition and Other Non-Recurring Charges. We exclude the cash flow impact resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these cash outflows allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The cash flows include: (i) payments associated with our CEO transition, (ii) payments associated with an internal investigation of export control compliance, and (iii) legal, accounting and advisory fee payments, to the extent associated with acquisitions, as well as contingent consideration payments under the terms of certain acquisition agreements.
(2)	Adjusted Free Cash Flow. We define free cash flow as cash flows from operating activities less the purchases of property and equipment plus the cash flow effect of acquisition and other non-recurring charges. We believe that adjusting free cash flow to exclude these charges allows us to better compare results from period to period in order to assess the ongoing free cash flow of our business. We believe free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions, investments in the business and funding ongoing operations.

Barracuda Networks, Inc.

Reconciliation of GAAP Revenue to Gross Billings

(in thousands)

(Unaudited)

	Three months ended May 31,
	2014	2013
GAAP Revenue	$66,209	$56,277
Total deferred revenue, end of period	328,488	274,444
Less: total deferred revenue, beginning of period	(313,157)	(261,243)
Deferred revenue adjustments	6,060	5,387

Total change in deferred revenue and adjustments	21,391	18,588

Gross billings (1)	$87,600	$74,865

Barracuda Networks, Inc.

Reconciliation of GAAP Revenue to Gross Billings

(in thousands)

(Unaudited)

(1)	Gross Billings. We define gross billings as total revenue plus the change in deferred revenue and other adjustments, which primarily consist of returns and reserves with respect to the 30-day right of return we provide to customers, as well as rebates for certain channel partner activities. We believe that gross billings provides insight into the sales of our solutions and performance of our business.

Barracuda Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended May 31,
	2014	2013
Operating activities
Consolidated net income (loss)	$151	$(2,563)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,087	2,245
Stock-based compensation	3,082	2,497
Excess tax benefits from equity incentive plan	(1,772)	(11)
Loss on disposal of property and equipment	12	14
Deferred income taxes	(3,254)	47
Changes in operating assets and liabilities:
Accounts receivable, net	(5,094)	(1,200)
Inventories, net	730	(363)
Income taxes, net	1,024	(4,746)
Deferred costs	(2,282)	(3,086)
Other current assets	(29)	(513)
Other non-current assets	(1)	(207)
Accounts payable	(4,579)	(3,490)
Accrued payroll and related benefits	23	(1,119)
Other accrued liabilities	(52)	(554)
Other long-term liabilities	21	21
Deferred revenue	15,340	13,222

Net cash provided by operating activities	5,407	194

Investing activities
Purchase of property and equipment	(1,589)	(1,663)
Purchase of investment in non-marketable equity and debt securities	(600)	—
Business combinations, net of cash acquired	—	(6,176)

Net cash used in investing activities	(2,189)	(7,839)

Financing activities
Proceeds from issuance of common stock	2,340	7
Taxes paid related to net share settlement of equity awards	(1,125)	(465)
Repurchase of common stock	—	(138)
Dividends paid	—	(1,419)
Extended (repayment of) employee loans	(463)	246
Excess tax benefits from equity incentive plan	1,772	11
Repayment of note payable	(60)	(56)

Net cash provided by (used in) financing activities	2,464	(1,814)

Effect of exchange rate changes on cash and cash equivalents	(3)	(105)

Net increase (decrease) in cash and cash equivalents	5,679	(9,564)

Cash and cash equivalents at beginning of period	135,879	30,095

Cash and cash equivalents at end of period	$141,558	$20,531